Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

CONTANGO ORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c)	[ ]	[ ]	$[ ]	$0.00014760	$[ ]

Total Offering Amounts						$[ ]		$[ ]

Total Fees Previously Paid								—

Total Fee Offsets								—

Net Fee Due								$[ ]

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock, par value $0.01 per share (“Common Stock”), being registered hereunder include an indeterminate number of shares that may be issued in connection with shares splits, share dividends, recapitalizations or similar events.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on NYSE American on   , 2024, which such date is within five business days of the filing of this registration statement, of $[ ] per share.